Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3) and related prospectus of Grossman's Inc. for the registration of 100,000 shares of its common stock, of our report dated April 9, 1996, with respect to the consolidated financial statements and schedules of Grossman's Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP
                                                     Ernst & Young LLP

Boston, Massachusetts
December 6, 1996


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